Exhibit 7


                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK
                     of 48 Wall Street, New York, N.Y. 10286


     And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business June 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                            Dollar Amounts
ASSETS                                                       in Thousands
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin ......    $ 7,769,502
  Interest-bearing balances ...............................      1,472,524
Securities:
  Held-to-maturity securities .............................      1,080,234
  Available-for-sale securities ...........................      3,046,199
Federal funds sold and Securities purchased under
  agreements to resell ....................................      3,193,800
Loans and lease financing receivables:
  Loans and leases, net of unearned income ................     35,352,045
  LESS: Allowance for loan and lease losses ...............        625,042
  LESS: Allocated transfer risk reserve ...................            429
    Loans and leases, net of unearned income, allowance,
      and reserve .........................................     34,726,574
Assets held in trading accounts ...........................      1,611,096
Premises and fixed assets (including capitalized leases) ..        676,729
Other real estate owned ...................................         22,460
Investments in unconsolidated subsidiaries and
  associated companies ....................................        209,959
Customers' liability to this bank on acceptances
  outstanding .............................................      1,357,731
Intangible assets .........................................        720,883
Other assets ..............................................      1,627,267
                                                               -----------
Total assets ..............................................    $57,514,958
                                                               ===========

LIABILITIES
Deposits:
  In domestic offices .....................................    $26,875,596
  Noninterest-bearing .....................................     11,213,657
  Interest-bearing ........................................     15,661,939
  In foreign offices, Edge and Agreement subsidiaries,
    and IBFs ..............................................     16,334,270
  Noninterest-bearing .....................................        596,369
  Interest-bearing ........................................     15,737,901
Federal funds purchased and Securities sold under
  agreements to repurchase ................................      1,583,157
Demand notes issued to the U.S. Treasury ..................        303,000
Trading liabilities .......................................      1,308,173
Other borrowed money:
  With remaining maturity of one year or less .............      2,383,570
  With remaining maturity of more than one year through
    three years............................................              0
  With remaining maturity of more than three years ........         20,679
Bank's liability on acceptances executed and outstanding ..      1,377,244
Subordinated notes and debentures .........................      1,018,940
Other liabilities .........................................      1,732,792
                                                               -----------
Total liabilities .........................................     52,937,421
                                                               -----------

EQUITY CAPITAL
Common stock ..............................................      1,135,284
Surplus ...................................................        731,319
Undivided profits and capital reserves ....................      2,721,258
Net unrealized holding gains (losses) on
  available-for-sale securities ...........................          1,948
Cumulative foreign currency translation adjustments .......        (12,272)
                                                              ------------
Total equity capital ......................................      4,577,537
                                                               -----------
Total liabilities and equity capital ......................    $57,514,958
                                                               ===========

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     I, Robert E. Keilman, Senior Vice President and Comptroller of the
above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                             Robert E. Keilman

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


     Alan R. Griffith     )
     J. Carter Bacot      )   Directors
     Thomas A. Renyi      )   ---------